UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 19, 2002
                      ------------------------------------
                Date of Report (Date of earliest event reported)

                           APPIANT TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

         Delaware                       0-21999                 84-1360852
  ----------------------------     ------------------      -------------------
  (State or other Jurisdiction    (S.E.C. File Number)     (IRS Employer  No.)
      of  Incorporation)            Identification


                                6663 Owens Drive
                              Pleasanton, CA 94588
                          ----------------------------
          (Address of principal executive offices, including zip code)

                                 (925) 251-3200
                               -------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                               ------------------
          (Former name or former address, if changed since last report)

Item  5.  Other  events.

     Effective April 19, 2002 (the "EFFECTIVE DATE"), Appiant Technologies Inc. ("Appiant"), commenced a secured financing of up to $4,025,000 with certain accredited investors ("Investors") pursuant to a Debenture and Warrant Purchase Agreement (the "Agreement"), dated April 19, 2002. As of April 30, 2002,
$3,025,000 of the financing has closed. Under the terms of the Agreement, Appiant agreed to issue to the Investors Convertible Debentures bearing an interest rate of 8%. The Convertible Debentures may be converted into unregistered, restricted shares of Appiant Common Stock for a purchase price per share equal to the lower of (a) the deemed closing price (of $1.21) or (b) the


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average  of  the five lowest closing bid prices of Appiant shares for the 20 day period immediately preceding any conversion. The Convertible Debenture can be converted, at the option of the holder, at any time until one year after the Closing Date. In the event the Convertible Debentures are not converted, Appiant has the option to repay the indebtedness. Appiant also has the right to redeem the Convertible Debentures prior to maturity for an amount per share equal to 110% to 125% of the Closing Price as determined by the date of redemption.

     In addition, Appiant agreed to issue to Investors warrants to purchase up to an aggregate of 1,663,223 shares of unregistered, restricted Appiant Common Stock for a total financing of $4,025,000. As of April 30, 2002, Appiant has agreed to issue warrants for 1,353,307 shares of unregistered, restricted Appiant Common Stock for the portion of the financing closed as of that date. The warrants have a term of three years and are exercisable at a warrant price equal to 110% of the closing price ($1.33).

     Terms of the financing also provide that the Investors may nominate up to two additional members to the Appiant Board of Directors, and provide the Investors certain rights and options regarding possible future equity based financings by Appiant. Appiant has agreed to pay a cash finder's fee of 7% and 3% warrants, and to pay other related expenses. No underwriters were involved in this private placement.

     The sale of the debentures and the warrants to the investors was exempt from the registration provisions of the Securities Act, under Sections 4(2) and 4(6) of the Securities Act, and the rules and regulations thereunder, because of the nature of the offerees and Investors and the manner in which the offering was conducted. The investors have acknowledged that the securities cannot be resold unless registered or exempt from registration under the securities laws. Appiant has agreed to register for resale on Form S-3 up to 12,000,000 shares of the Common Stock (the "Registrable Shares") issued to the Shareholders as soon as practicable following the Effective Date. Moreover, Appiant has agreed to seek shareholder approval of the issuance of the Registrable Shares in excess of 19.99% of issued and outstanding Appiant Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Appiant Technologies, Inc.
                                    --------------------------


May 3, 2002                         By:  /s/ Christopher J. Borders
-----------                         -------------------------------
                                    Christopher J. Borders
                                    General Counsel and Corporate Secretary


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                                  EXHIBIT INDEX

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  EXHIBIT  NUMBER                          DESCRIPTION  OF  EXHIBIT
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       10.1             Debenture  and  Warrant  Purchase  Agreement,  dated
                        April  19,  2002
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       10.2             Secured  Convertible  Debenture,  dated  April  19, 2002
--------------------------------------------------------------------------------
       10.3             Warrant  to  Purchase  Shares  of  Common  Stock, issued
                        April  19,  2002
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       10.4             Registration  Rights  Agreement,  dated  April  19, 2002
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       10.5             Security  Agreement,  dated  April  19,  2002
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